UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2009, the Board of Directors (the "Board") of Grubb & Ellis Healthcare REIT, Inc. (the "Company") appointed Kellie S. Pruitt to serve as the Company’s Chief Accounting Officer. Ms. Pruitt replaces Shannon K S Johnson as the Company’s principal accounting officer. This appointment represents another step in the Company’s self-management program. Ms. Johnson continues to serve as the Company’s Chief Financial Officer and principal financial officer.

Ms. Pruitt, 42, has served as the Company’s Controller since January 5, 2009. Ms. Pruitt served as a Senior Manager at Deloitte & Touche LLP, from 1995 to 2007, serving both public and privately held companies primarily concentrated in the real estate and consumer business industries. From September 2007 to December 2008, Ms. Pruitt served as the Vice President, Financial Reporting and Compliance, for Fender Musical Instruments Corporation. She graduated from the University of Texas with a B.A. degree in Accounting and is a member of the AICPA. Ms. Pruitt is a Certified Public Accountant licensed in Arizona and Texas.

Item 8.01 Other Events.

The Company disclosed in November 2008 that it did not have the intent at that time to conduct a follow-on offering. The Company also disclosed that nothing limited its rights to pursue a follow-on offering in the future. On January 28, 2009, the Board determined that at this time it is in the best interests of the Company’s stockholders to pursue a follow-on offering. This information does not constitute an offer of any securities for sale.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

January 30, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President